          CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED
         SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
                     TO A REQUEST FOR CONFIDENTIAL TREATMENT

                                                                   Exhibit 10.20

                          LETTER AGREEMENT DCT-008/2003

This Letter Agreement DCT-008/2003 ("Agreement" or "Letter Agreement") dated May __, 2003 is an agreement between Regional Aircraft Holdings Ltd. ("Buyer") with its address c/o Galindo, Arias y Lopez, Avenida Federico Boyd Numero 51 Piso 11, Panama, Rep of Panama, and EMBRAER - Empresa Brasileira de Aeronautica S.A. ("Embraer" or "Embraer-Brazil"), with its principal place of business at Sao Jose dos Campos, SP, Brazil (collectively the "Parties"), relating to Purchase Agreement DCT-006/03 (the "Purchase Agreement") dated as of May ___,2003.

This Letter Agreement constitutes an amendment, supplement and modification of the Purchase Agreement as it sets forth additional agreements of the Parties with respect to the matters set forth therein. All terms defined in the Purchase Agreement shall have the same meaning when used herein, and in case of any conflict between this Agreement and the Purchase Agreement, this Letter Agreement shall prevail.

WHEREAS:

a) The Parties have entered into the Purchase Agreement, pursuant to, and subject to the terms and conditions of, which Buyer shall buy and Embraer shall sell ten (10) Firm Aircraft and up to twenty (20) Option Aircraft.

b) The Parties wish to set forth the additional agreements of the Parties with respect to certain matters related to the purchase of the above referenced Aircraft.

NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

1 - **MATERIAL REDACTED**

2 - APPLICABLE LAW

      This Agreement shall be construed in accordance with and its performance shall be governed by the laws of the State of New York, USA without regard to any conflict of law rules other than General Obligations Law 5-1401 and 5-1402.

3 - JURISDICTION

      All disputes arising in connection with this Agreement shall be finally settled in the courts of the United States District Court for the Southern District of New York located in the county of New York, provided that if such court lacks jurisdiction, disputes shall be resolved in the state courts for the state of New York. The Parties hereby waive any other court of Jurisdiction that may be competent for settlement of disputes arising from this Agreement.

      **Material Redacted**

4 - CONFIDENTIALITY

      Notwithstanding anything to the contrary in the Purchase Agreement, neither Buyer

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      nor Embraer shall disclose the terms of this Agreement except as needed to its officers, employees, auditors, insurers (brokers) and legal advisors and except (a) as required by law or legal process or (b) with the prior written consent of the other party. In addition, Buyer and Embraer may disclose the terms of this Agreement **Material Redacted**, provided that **Material Redacted**, or in the case of **Material Redacted**. Without limiting the foregoing, in the event either party is legally required to disclose the terms of this Agreement, each party hereto agrees to exert its best efforts to request confidential treatment of the Articles and conditions of this Agreement relevantly designated by the other as confidential.

5 - SEVERABILITY

      If any provision or part of a provision of this Letter Agreement or any of the Attachments shall be, or be found by any authority or court of competent jurisdiction to be, illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Letter Agreement, all of which shall remain in full force and effect.

6 - NEGOTIATED AGREEMENT

      Buyer and Embraer agree that this Agreement has been the subject of discussion and negotiation and is fully understood by the Parties, and that the rights, obligations and other mutual agreements of the Parties contained in this Agreement are the result of such complete discussion and negotiation between the Parties.

7 - COUNTERPARTS

      This Agreement may be signed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument.

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